Exhibit 1.3

AMENDMENT NO. 1 TO

SALES AGREEMENT

THIS AMENDMENT NO. 1 TO THE CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT, dated as of April 29, 2020, is entered into by and between ACELRX PHARMACEUTICALS, INC. (the “Company”) and CANTOR FITZGERALD & CO. (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Sales Agreement (as defined below).

WHEREAS, the Company and the Agent have entered into that certain Controlled Equity OfferingSM Sales Agreement, dated June 21, 2016 (the “Sales Agreement”), with respect to the issuance and sale of the Placement Shares; and

WHEREAS, the Company and the Agent desire to amend the Sales Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the Company and the Agent hereby amend the Sales Agreement as follows:

1.     Section 6(d) of the Sales Agreement is hereby amended and restated to read in its entirety as follows:

“(d) Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with GAAP (as defined below) applied on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries (as defined below) contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, are materially accurate and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable. To the extent that any consolidated financial statements of Tetraphase Pharmaceuticals, Inc. (“Tetraphase”) and its subsidiaries are incorporated by reference in the Registration Statement and the Prospectus, to the Company’s knowledge, such consolidated financial statements, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of Tetraphase and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of Tetraphase for the periods specified (subject to normal year-end audit adjustments for interim financial statements) and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with GAAP applied on a consistent basis during the periods involved. Any pro forma financial statements and any related notes thereto incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.”

2.     Section 6(g) of the Sales Agreement is hereby amended and restated to read in its entirety as follows:

“Subsidiaries. The subsidiaries set forth on Exhibit 21.2 to the Company’s most recent Annual Report on Form 10-K (together with Tetraphase upon completion of the Company’s planned acquisition of Tetraphase, if at all, the “Subsidiaries”) are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Registration Statement and in the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.”

3.     Section 6(o) of the Sales Agreement is hereby amended and restated to read in its entirety as follows:

“Independent Public Accounting Firm. OUM & Co. LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, has represented to the Company, and the Company has no knowledge that would cause it to be believe that such representation is not correct, that the Accountant is, and, during the periods covered by its report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, after due and careful inquiry, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company. To the extent that any consolidated financial statements of Tetraphase and its subsidiaries are incorporated by reference in the Registration Statement and the Prospectus, to the Company’s knowledge, Ernst & Young LLP (the “Tetraphase Accountant”), whose report on the consolidated financial statements of Tetraphase is incorporated by reference into the Registration Statement and the Prospectus, is and, during the periods covered by their report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the extent that any consolidated financial statements of Tetraphase and its subsidiaries are incorporated by reference in the Registration Statement and the Prospectus, to the Company’s knowledge, the Tetraphase Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to Tetraphase.”

4.     Section 7(n) of the Sales Agreement is hereby amended and restated to read in its entirety as follows:

“Comfort Letter. (1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause each of (A) its independent registered public accounting firm and, to the extent that any consolidated financial statements of Tetraphase and its subsidiaries are incorporated by reference in the Registration Statement and the Prospectus, (B) the Tetraphase Accountant to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letter from each of (A) the Company’s independent registered public accounting firm and, to the extent that any consolidated financial statements of Tetraphase and its subsidiaries are incorporated by reference in the Registration Statement and the Prospectus, (B) the Tetraphase Accountant shall be in a form and substance reasonably satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

5.     Schedule 1 of the Sales Agreement is amended by adding “, as amended on April 29, 2020” immediately after “June 21, 2016”.

6.     The first sentence of the Form of Representation Date Certificate pursuant to Section 7(l) of the Sales Agreement is amended to add the words “, as amended on April 29, 2020” immediately after “June 21, 2016”.

7.     This Amendment shall be and is hereby incorporated in and forms a part of the Sales Agreement.

8.      This Amendment shall be effective as of the date first above written.

9.     This Amendment shall, by this express agreement of the parties, be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of law provisions of the laws of the State of New York. The Company and the Agent each hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Amendment, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relation thereto, including but not limited to legal process, execution of judgments and other legal remedies.

10.     Except as set forth herein, the Sales Agreement shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ACELRX PHARMACEUTICAL, INC.

By	/s/ Raffi Asadorian
Name: Raffi Asadorian Title: Chief Financial Officer

CANTOR FITZGERALD & CO.

By	/s/ Sage Kelly
Name: Sage Kelly Title: Global Head of Investment Banking